                        L-3 COMMUNICATIONS HOLDINGS, INC.
                         1999 LONG TERM PERFORMANCE PLAN
                         RESTRICTED STOCK UNIT AGREEMENT
                                 (Version 0001)

         This Restricted Stock Unit Agreement (this "Agreement"), effective as of the Grant Date (as defined below), is between L-3 Communications Holdings,
Inc., a Delaware corporation (the "Corporation"), and the Participant (as defined below).

         1.       Definitions. The following terms shall have the following
 meanings for purposes of this Agreement:

                  (a) "Award Letter" shall mean the letter to the Participant attached hereto as Exhibit A.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (c) "Grant Date" shall mean the "Grant Date" listed in the
Award Letter.

                  (d) "Participant" shall mean the "Plan Participant" listed in the Award Letter.

                  (e) "Restricted Units" shall mean that number of restricted units listed in the Award Letter as "Awards Granted."

                  (f) "Shares" shall mean a number of shares of the
Corporation's Common Stock, par value $0.01 per share, equal to the number of
Restricted Units.

         2.       Grant of Units. The Corporation hereby grants the Restricted
Units to the Participant, each of which represents the right to receive one
Share upon the expiration or termination of the Restricted Period (as defined below), subject to the terms, conditions and restrictions set forth in the 1999
L-3 Communications Holdings, Inc. Long Term Performance Plan (the "Plan") and
this Agreement.

         3.       Restricted Unit Account. The Corporation shall cause an
account (the "Account" to be established and maintained on the books of the
Corporation to record the number of Restricted Units credited to the Participant under the terms of this Agreement. The Participant's interest in the Account shall be that of a general, unsecured creditor of the Corporation.

         4.       Restricted Period. Except as otherwise provided in paragraphs
6 and 7 hereof, the "Restricted Period" shall mean the period beginning on the
Grant Date and expiring on the third anniversary of the Grant Date. Upon the expiration or termination of the Restricted Period, the Shares shall be issued to the Participant in accordance with Section 13.

         5.       Restrictions on Transfer During Restricted Period. Until the
Restricted Period has expired or terminated, the Restricted Units shall not be sold, assigned, transferred, pledged, hypothecated, loaned, or otherwise disposed of, and during the Participant's lifetime the Participant's rights with respect to the Restricted Units shall be exercised only by such Participant or by his or her guardian or legal representative, except that the Restricted Units may be transferred by will or by the laws of descent and distribution. Any sale, assignment, transfer, pledge, hypothecation, loan or other disposition other than in accordance with this Section 5 shall be null and void.

         6.       Change of Control During Restricted Period. The Restricted
Period shall automatically terminate upon a "change of control," and the Shares shall thereafter be issued to the Participant in accordance with Section 13. For purposes of this Agreement, a change of control means:

                  (a) The acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of the combined voting power of the Corporation's then outstanding voting securities, other than by any employee benefit plan maintained by the
Corporation;

                  (b) The sale of all or substantially all the assets of the
Corporation and its subsidiaries taken as a whole; or

                  (c) The election, including the filling of vacancies, during any period of 24 months or less, of 50% or more of the members of the Board of
Directors, without the approval of Continuing Directors, as constituted at the beginning of such period. "Continuing Directors" shall mean any director of the
Corporation who either (i) is a member of the Board of Directors on the Grant
Date, or (ii) is nominated for election to the Board of Directors by a majority of the Board which is comprised of directors who were, at the time of such nomination, Continuing Directors.

         7.       Termination of Employment During Restricted Period.

                  (a) In the event that the Participant's employment with the
Corporation and its subsidiaries is terminated (other than by reason of death,
"retirement" or "disability," as defined below) prior to the expiration or termination of the Restricted Period, the Participant shall forfeit the
Restricted Units and all of the Participant's rights hereunder shall cease
(unless otherwise provided for by the Committee in accordance with the Plan).
The Participant's rights to the Restricted Units shall not be affected by any change in the nature of the Participant's employment so long as the Participant continues to be an employee of the Corporation or any of its subsidiaries.

                  (b) In the event the Participant terminates employment with the Corporation and its subsidiaries because of "retirement," the Restricted
Period shall not be affected and shall expire with the passage of time in accordance with paragraph 4, except that (i) in the event that the Participant dies following retirement but prior to the expiration of the Restricted Period, the Restricted Period shall automatically terminate and the Shares shall thereafter be delivered to the Participant's transferee(s) in accordance with
Sections 5 and 13 and (ii) the Restricted Period may earlier terminate in accordance with Section 6. For purposes of this Agreement, retirement means the
Participant (A) terminates employment with the Corporation and its subsidiaries other than for Cause (and is not subject to termination for Cause at the time of such termination) more than one year after the Grant Date, (B) is available for consultation with the Corporation or any of its subsidiaries at the reasonable request of the Corporation or one of its subsidiaries and (C) terminates employment on or after attaining age 65 and completing at least five years of continuous service, in the aggregate, with the Corporation and its subsidiaries.
For purposes of this Agreement, "Cause" means the Participant's (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of duties, (3) engaging in a transaction in connection with the performance of duties to the Corporation or its subsidiaries which transaction is adverse to the interests of the Corporation and is engaged in for personal profit or (4) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

                  (c) If the Participant's employment with the Corporation and its subsidiaries is terminated because of death or "disability," the Restricted
Period shall automatically terminate and the Shares shall thereafter be issued to the Participant (or to the Participant's transferee(s) under Section 5 as the case may be) in accordance with Section 13. For purposes of this Agreement, disability means the Participant, as a result of incapacity due to physical or mental illness, becomes eligible for benefits under the long-term disability plan or policy of the Corporation or a subsidiary in which the Participant is eligible to participate.

         8.       Dividends. If the Corporation shall pay a cash dividend on its common stock, a cash dividend equivalent shall be paid to the Participant
(subject to applicable tax withholding) with respect to the Restricted Units credited to the Participant's Account as of the record date for the dividend, with each Restricted Unit to be equivalent to one share of common stock.

         9.       No Right to Continued Employment. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Participant any right to continue employment by the Corporation or any of its subsidiaries, nor shall this Agreement or the Plan interfere in any way with the right of the
Corporation or any of its subsidiaries to terminate the Participant's employment at any time for any reason whatsoever, whether or not with cause.

         10.      No Rights as a Stockholder. The Participant's interest in the
Restricted Units shall not entitle the Participant to any rights as a stockholder of the Corporation. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the
Corporation in respect of, the Shares unless and until such Shares have been issued to the Participant in accordance Section 13.

         11.      Adjustments Upon Change in Capitalization. In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or similar capital adjustment, as a result of which shares of any class shall be issued in respect of outstanding shares of the
Corporation's Common Stock or shares of Corporation's Common Stock shall be changed into a different number of shares or into another class or classes, the
Restricted Units, the Participant's Account and/or the Shares shall be adjusted to reflect such event, in accordance with the terms of the Plan. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of the Corporation's Common Stock (whether in the form of cash or other property).

         12.      General Restrictions. Notwithstanding anything in this
Agreement to the contrary, the Corporation shall have no obligation to issue or transfer the Shares as contemplated by this agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Corporation's shares are listed for trading.

         13.      Issuance of Shares. Upon the expiration or termination of the
Restricted Period and payment by the Participant of any applicable taxes pursuant to Section 14 of this Agreement, the Corporation shall, as soon as reasonably practicable (and no later than March 15 of the year after the year in which the Restricted Period expires or terminates hereunder), but subject to any delay necessary to comply with paragraph 12 hereof, issue the Shares to the
Participant, free and clear of all restrictions. The Corporation shall not be required to deliver any fractional Shares, but shall pay, in lieu thereof, the fair market value (as defined in the Plan) as of the date the restrictions lapse of such fractional share to the Participant. The Corporation shall pay any costs incurred in connection with issuing such Shares. Upon the issuance of the Shares to the Participant, the Participant's Account in respect of the Restricted Units shall be eliminated. Notwithstanding the provisions of this Section, if the
Restricted Units have been transferred in accordance with the provisions of
Section 5 prior to the issuance of the Shares to the

Participant in accordance with this Section, then the issuance of the Shares and any payment in lieu of fractional Shares shall be made to the transferee(s).

         14.      Tax Withholding. Upon the expiration or termination of the
Restricted Period, the Participant shall remit to the Corporation an amount sufficient to satisfy Federal, state, local or foreign withholding tax requirements (if any) as a condition to the Corporation's issuance of any Shares as provided in Section 13. The payment shall be in (i) cash, (ii) at the
Corporation's sole discretion, the delivery of Shares, (iii) at the
Corporation's sole discretion, a reduction in the number of Shares otherwise issuable or deliverable or other amounts otherwise payable to the Participant pursuant to this Agreement , or (iv) a combination of (i), (ii) and/or (iii).
The value of any Shares delivered or withheld as payment in respect of withholding tax requirements shall be determined by reference to the Fair Market
Value of such Shares as of the date of such withholding or delivery.

         15.      Subsidiary. As used herein, the term "subsidiary" shall mean, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the
Subsidiaries of that entity, or by a combination thereof.

         16.      Plan Governs. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. The Plan shall govern in the event of any conflict between this Agreement and the Plan.

         17.      Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but, subject to the terms and conditions of the Plan and this Agreement, only by a written instrument executed by the parties hereto.

         18.      Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         19.      Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New
York without giving effect to the conflicts of laws principles thereof.

         20.      Successors in Interest. This Agreement shall inure to the
benefit of and be binding upon any successor to the Corporation. This Agreement shall inure to the benefit of the Participant or the Participant's legal representatives. All obligations imposed upon the Participant and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Participant's heirs, executors, administrators and successors.

         21.      Administration. The Committee shall have the power to
interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Corporation and all other interested persons.
No member of the Committee shall be personally liable for any action determination or interpretation made in good faith with respect to the Plan or the Restricted Units. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the
Committee under the Plan and this Agreement.

         22.      Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the
Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and Corporation for all purposes.

         23.      Data Privacy Consent. As a condition of the grant of the
Restricted Units, the Participant hereby consents to the collection, use and transfer of personal data as described in this paragraph. The Participant understands that the Corporation and its subsidiaries hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number, salary, nationality, job title, ownership interests or directorships held in the Corporation or its subsidiaries, and details of all restricted units or other equity awards or other entitlements to shares of common stock awarded, cancelled, exercised, vested or unvested ("Data"). The Participant further understands that the
Corporation and its subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Participant's participation in the Plan, and that the Corporation and any of its subsidiaries may each further transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the
Plan. The Participant understands that these recipients may be located in the
European Economic Area or elsewhere, such as the United States. The Participant hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of common stock on the Participant's behalf, in electronic or other form, for the purposes of implementing, administering and managing the
Participant's participation in the Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any shares of common stock acquired under the Plan. The Participant may, at any time, view such Data or require any necessary amendments to it.

         24.      Limitation on Rights; no right to future grants; extraordinary item of compensation. By accepting this Agreement and the grant of the
Restricted Units contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time; (b) the grant of Restricted Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted units, or benefits in lieu of restricted units; (c) all determinations with respect to future grants of restricted units, if any, including the grant date, the number of Shares granted and the restricted period, will be at the sole discretion of the Corporation; (d) the Participant's participation in the Plan is voluntary; (e) the value of the Restricted Units is an extraordinary item of compensation that is outside the scope of the
Participant's employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) grants of restricted units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant waives any claim on such basis; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to restricted unit proceeds in consequence of the termination of the Participant's employment for any reason whatsoever and whether or not in breach of contract.

         25.      Award Administrator. The Corporation may from time to time to designate a third party (an "Award Administrator") to assist the Corporation in the implementation, administration and management of the Plan and any Restricted
Units granted thereunder, including by sending Award Letters on behalf of the
Corporation to Participants, and by facilitating through electronic means acceptance of Restricted Unit Agreements by Participants.

         26.      Section 409a. This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated hereunder.

         27.      Book Entry Delivery of Shares. Whenever reference in this
Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Corporation may elect to issue or deliver such Shares in book entry form in lieu of certificates.

         28.      ACCEPTANCE. This Agreement shall not be enforceable until it has been executed by the Participant. In the event the Corporation has designated an Award Administrator, the acceptance (including through electronic means) of the Restricted Unit award contemplated by this Agreement in accordance with the procedures established from time to time by the Award Administrator shall be deemed to constitute the Participant's acknowledgment and agreement to the terms and conditions of this Agreement and shall have the same legal effect in all respects of the Participant having executed this Agreement by hand.

                   By:  L-3 COMMUNICATIONS HOLDINGS, INC.

                        /s/ Michael T. Strianese
                        ----------------------------------------
                        Michael T. Strianese
                        Interim Chief Executive Officer, Chief Financial Officer
                           and Chief Ethics Officer

                        /s/ Christopher C. Cambria
                        ----------------------------------------
                        Christopher C. Cambria
                        Senior Vice President, General Counsel and Secretary

Acknowledged and Agreed
as of the date first written above:

------------------------------
Participant Signature